UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): July 21, 2016

Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders for Chico’s FAS, Inc. was held on July 21, 2016 for the purpose of electing directors and voting on the proposals described below. Each Class I director and Class II director was elected and each proposal was approved.
Proposal 1 – Election of Directors:

	For	Withhold	Broker Non-Votes
Class I Director:
William S. Simon	110,926,522	2,302,500	1,377,389

	For	Withhold	Broker Non-Votes
Class II Directors:
Shelley G. Broader	111,176,066	2,052,957	1,377,389
Janice. L. Fields	110,050,399	3,178,624	1,377,389
Bonnie R. Brooks	105,327,020	7,902,003	1,377,389

Proposal 2– Ratification of the Appointment of Ernst & Young LLP as Independent Certified Public Accountants:

For	Against	Abstain	Broker Non-Votes
112,651,095	1,862,431	92,885	0
Proposal 3 – Advisory Resolution on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
88,748,052	24,023,463	457,505	1,377,391
Proposal 4 – Amend Company's Amended and Restated Articles of Incorporation to Declassify the Board of Directors:

For	Against	Abstain	Broker Non-Votes
112,652,518	371,433	205,076	1,377,384

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: July 26, 2016	By:	/s/ Todd E. Vogensen
Todd E. Vogensen, Executive Vice President, Chief Financial Officer and Corporate Secretary